                                                                    EXHIBIT 99.2


                              TRANSACTION AGREEMENT

                                     BETWEEN


                               CELSION CORPORATION

                                       AND


                          BOSTON SCIENTIFIC CORPORATION

                                TABLE OF CONTENTS


                                                                                  Page


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01       Certain Defined Terms............................................1
SECTION 1.02       Definitions......................................................7

                                   ARTICLE II
                              INITIAL SUBSCRIPTION

SECTION 2.01       Initial Subscription for Celsion Shares..........................9
SECTION 2.02       Initial Closing..................................................9
SECTION 2.03       Initial Closing Deliveries.......................................9
SECTION 2.04       Application of Proceeds..........................................10

                                   ARTICLE III
                               SECOND SUBSCRIPTION

SECTION 3.01       Second Subscription for Celsion Shares...........................10
SECTION 3.02       Second Closing...................................................11
SECTION 3.03       Second Closing Deliveries........................................11

                                   ARTICLE IV
                               THIRD SUBSCRIPTION

SECTION 4.01       Third Subscription for Celsion Shares............................11
SECTION 4.02       Third Closing....................................................12
SECTION 4.03       Third Closing Deliveries.........................................12

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF CELSION

SECTION 5.01       Organization and Qualification of Celsion........................13
SECTION 5.02       Subsidiaries.....................................................13
SECTION 5.03       Capital Stock of Celsion.........................................13
SECTION 5.04       Authority of Celsion.............................................14
SECTION 5.05       No Conflict......................................................14
SECTION 5.06       Governmental Consents and Approvals..............................14
SECTION 5.07       Financial Information; SEC Filings...............................15
SECTION 5.08       Absence of Undisclosed Liabilities...............................15
SECTION 5.09       Absence of Certain Changes or Events.............................15
SECTION 5.10       Material Contracts...............................................16
SECTION 5.11       Compliance with Law..............................................17

SECTION 5.12       Governmental Licenses............................................17
SECTION 5.13       Litigation.......................................................17
SECTION 5.14       Intellectual Property............................................17
SECTION 5.15       Real Property....................................................18
SECTION 5.16       ERISA............................................................18
SECTION 5.17       Taxes............................................................19
SECTION 5.18       Insurance........................................................19
SECTION 5.19       Brokers..........................................................19

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF BSC

SECTION 6.01       Organization and Authority of BSC................................19
SECTION 6.02       No Conflict......................................................20
SECTION 6.03       Governmental Consents and Approvals..............................20
SECTION 6.04       Investment.......................................................20
SECTION 6.05       Brokers..........................................................21

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01       Conduct of Business prior to Third Closing.......................21
SECTION 7.02       Conduct of Business prior to Exercise of Option..................22
SECTION 7.03       Rights Agreement.................................................23
SECTION 7.04       Board Observation Rights.........................................23
SECTION 7.05       Celsion Employees................................................24

                                  ARTICLE VIII
                               OPTION TO PURCHASE

SECTION 8.01       Grant of the Option..............................................24
SECTION 8.02       Exercise of the Option...........................................24
SECTION 8.03       Option Exercise Price............................................25

                                   ARTICLE IX
                    MATCHING RIGHTS AND RIGHTS OF FIRST OFFER

SECTION 9.01       Matching Right...................................................26
SECTION 9.02       Right of First Offer.............................................26
SECTION 9.03       Access to Information............................................27
SECTION 9.04       Survival of Rights...............................................27

                                    ARTICLE X
                               REGISTRATION RIGHTS

SECTION 10.01      Restriction on Sale of Celsion Shares............................27
SECTION 10.02      Restrictive Legend...............................................27

SECTION 10.03      Demand Registration..............................................28
SECTION 10.04      Piggy-Back Registration..........................................29
SECTION 10.05      Blackout Periods.................................................30
SECTION 10.06      Registration Procedures..........................................30
SECTION 10.07      Expenses.........................................................34
SECTION 10.08      Rule 144 Information.............................................34
SECTION 10.09      Indemnification and Contribution.................................34
SECTION 10.10      Limitations on Registration of Other Securities..................37

                                   ARTICLE XI
                                 CONFIDENTIALITY

SECTION 11.01      Confidentiality..................................................37
SECTION 11.02      Release from Restrictions........................................38
SECTION 11.03      Public Announcements and Publications............................38

                                   ARTICLE XII
                              CONDITIONS TO CLOSING

SECTION 12.01      Conditions to Obligations of Celsion.............................38
SECTION 12.02      Conditions to Obligations of BSC.................................39
SECTION 12.03      Conditions to Obligations of BSC for Initial Closing.............39
SECTION 12.04      Conditions to Obligations of BSC for Second Closing..............40

                                  ARTICLE XIII
                                 INDEMNIFICATION

SECTION 13.01      Survival of Representations and Warranties.......................40
SECTION 13.02      Indemnification by Celsion.......................................40
SECTION 13.03      Indemnification by BSC...........................................41
SECTION 13.04      Enforcing Indemnification Claims.................................41
SECTION 13.05      Adjustment to Subscription Amount................................42

                                   ARTICLE XIV
                              TERM AND TERMINATION

SECTION 14.01      Termination......................................................42
SECTION 14.02      Effect of Termination............................................43

                                   ARTICLE XV
                                  MISCELLANEOUS

SECTION 15.01      Expenses.........................................................43
SECTION 15.02      Notices..........................................................43
SECTION 15.03      Headings.........................................................44
SECTION 15.04      Severability.....................................................44
SECTION 15.05      Entire Agreement.................................................45

SECTION 15.06      Further Action...................................................45
SECTION 15.07      Assignment.......................................................45
SECTION 15.08      Amendment........................................................45
SECTION 15.09      Governing Law and Venue..........................................45
SECTION 15.10      Counterparts.....................................................46
SECTION 15.11      Waiver...........................................................46
SECTION 15.12      No Third Party Beneficiaries.....................................46
SECTION 15.13      Specific Performance.............................................46
SECTION 15.14      Agreement........................................................46
SECTION 15.15      WAIVER OF JURY TRIAL.............................................47

                              TRANSACTION AGREEMENT

        This TRANSACTION AGREEMENT is entered into as of January 20, 2003, by and between CELSION CORPORATION, a Delaware corporation having a principal place of business at 10220-I Old Columbia Road, Columbia, Maryland 21046 ("Celsion"), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation having a principal place of business at One Boston Scientific Place, Natick, Massachusetts 01760 ("BSC").

        WHEREAS, Celsion is engaged in the business of applying its proprietary focused heat technology to the development and commercialization of treatments for cancer and other conditions, including a chronic prostate enlargement condition, known as benign prostatic hyperplasia ("BPH");

        WHEREAS, subject to receiving FDA pre-marketing approval for commercialization, Celsion desires to commence marketing its medical treatment system for BPH and BSC desires to receive exclusive rights to market and distribute such system, on the terms and conditions set forth in a Distribution Agreement, the form of which is attached hereto as Exhibit A (the "Distribution Agreement");

        WHEREAS, BSC desires to subscribe for and purchase shares ("Celsion Shares") of Common Stock, par value $0.01 per share, of Celsion ("Celsion Common Stock") and Celsion desires to issue Celsion Shares to BSC, upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celsion and BSC hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

        SECTION 1.01 Certain Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

        "AMEX" means The American Stock Exchange, LLC.

        "BPH 800" has the meaning given such term in the Distribution
Agreement.

        "BPH Assets" has the meaning given such term in the Asset Purchase Agreement.

        "BPH Business" has the meaning given such term in the Asset Purchase Agreement.

        "BPH Intellectual Property" has the meaning given such term in the Asset Purchase Agreement.

        "BPH Material Contracts" has the meaning given such term in the Asset Purchase Agreement.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Columbia, Maryland or Boston, Massachusetts.

        "Celsion IP Agreements" means (a) licenses of Intellectual Property by Celsion to any third party, (b) licenses of Intellectual Property by any third party to Celsion and (c) agreements between Celsion and any third party relating to the development or use of Intellectual Property.

        "Closing" means the Initial Closing, the Second Closing or both, as the context requires.

        "Closing Date" means the Initial Closing Date, the Second Closing Date or both, as the context requires.

        "Confidential Information" means all nonpublic proprietary information and materials (whether or not patentable), disclosed by Celsion or BSC (the "Disclosing Party" to the other (the "Receiving Party"), irrespective of the manner in which the Disclosing Party disclosed such information, in furtherance of this Agreement, including, but not limited to, substances, formulations, techniques, methodology, software, equipment, data, reports, correspondence, know-how, manufacturing documentation and sources of supply, as well as the existence of this Agreement.

        "Control Units" has the meaning given such term in the Distribution Agreement.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as Exhibit B, dated as of the date hereof, delivered by Celsion to BSC in connection with this Agreement.

        "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all effective rules and regulations promulgated thereunder.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all effective rules and regulations promulgated thereunder.

        "FDA" means the United States Food and Drug Administration, or any successor entity.

        "FDA Approval Date" means the date on which Celsion receives FDA pre-marketing approval for commercialization of BPH 800 for treatment of BPH.

        "Financial Statements" means the audited balance sheet and statement of income, as of and for the twelve months ended September 30, 2000, 2001 and 2002 for Celsion.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

        "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through
(f) above guaranteed directly or indirectly in any manner by such Person, and
(h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "Initial Subscription Trading Value" shall equal (x) the average closing price of Celsion Common Stock on the AMEX as reported by Bloomberg Analytics (or, if unavailable, as reported by Reuters) under the equity ticker symbol "CLN" (or such other symbol as shall be assigned to the Celsion Common Stock) for the 30 consecutive trading days ending on the second trading day prior to the Initial Closing Date, multiplied by (y) 1.2.

        "Intellectual Property" means all intellectual property rights, including (i) United States and non-United States patents and patent applications, divisions, continuations, continuations-in-part, reissues or extensions thereof, (ii) trademarks, whether registered or unregistered and applications for registration thereof, (iii) copyrights, whether registered or unregistered and applications for registration thereof, and (iv) trade secrets, know-how, technology, proprietary information and data, including, without limitation, formulae, procedures, plans, methods, processes, specifications, models, protocols, techniques and experimentation, and design, testing and manufacturing data, and products, compositions and procedures.

        "Launch Date" means the date of the first shipment of the Product to BSC's customer or designated delivery point, as applicable, but in no event shall the Launch Date be later than the ninetieth (90th) day after Celsion (a) can demonstrate its ability to deliver the Products in the quantity and of the quality set forth in Article 3 and Section 4.07 of the Distribution Agreement and (b) has satisfied the requirements of Section 2.08 of the Distribution Agreement.

        "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

        "Leased Real Property" means the real property leased by Celsion as tenant, together with, to the extent leased by Celsion, all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of Celsion attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Liabilities" means any and all debts, liabilities and obligations, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, commitment or undertaking.

        "Licensed Intellectual Property" means Intellectual Property licensed to Celsion pursuant to the Celsion IP Agreements.

        "Material Adverse Effect" means any circumstance, change or effect that, individually or in the aggregate with all other circumstances, changes or effects: (a) is materially adverse to the business, assets, results of operations, the financial condition or prospects of Celsion or (b) is materially adverse to the ability of Celsion to consummate the transactions contemplated by this Agreement, except (i) any change resulting from the announcement or pendency of any transactions contemplated by this Agreement or
(ii) any change resulting from conditions generally affecting the industry in which Celsion operates provided such conditions do not disproportionately affect Celsion or from changes in general economic conditions.

        "Net Revenue" shall equal the aggregate of (a) the gross revenue received by Celsion, directly or indirectly through third party distributors, including BSC, from the sale and distribution of the Products during the relevant Year in each jurisdiction where Products are sold and distributed, less (b) (i) trade and/or quantity discounts actually allowed, (ii) sales, value added or other excise taxes and import duties of a similar nature paid and invoiced to customers, (iii) amounts repaid or credited by reason of purchase chargebacks or rebates, and (iv) charges for freight, insurance, handling and transportation separately invoiced during the corresponding Year and in the corresponding jurisdiction, expressed in US dollars using the average rate of currency exchange reported by Bloomberg L.P. for such corresponding Year.

        "New Product Transactions" means any transaction (including, without limitation, sale, investment, license, distribution or similar arrangement) with respect to the development, marketing, distribution, sale or commercialization of any products, technologies or Intellectual Property rights of Celsion, other than the BPH Business and the BPH Assets.

        "Note" means the convertible promissory note, dated December 26, 2002, issued by Celsion to BSC.

        "Note Amount" means the outstanding principal amount of the Note and any unpaid accrued interest on the Note as of the Initial Closing Date.

        "Owned Intellectual Property" means Intellectual Property owned by Celsion.

        "Owned Real Property" means the real property owned by Celsion, together with all buildings and other structures, facilities or improvements located thereon, all fixtures, systems, equipment and items of personal property of Celsion attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Option Exercise Period" means the period commencing on the Launch Date through to the earlier of (a) the last day of the fifth Year and (b) the date of termination of the Distribution Agreement.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which Celsion may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

        "Product" has the meaning given such term in the Distribution
Agreement.

        "Registrable Securities" means (a) the shares of Celsion Common Stock issued pursuant to this Agreement and (b) any securities issuable or issued or distributed in respect of any of the shares of Celsion Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by BSC in a single sale constitute less than 1% of the then outstanding shares of Celsion Common Stock and are or, in the opinion of counsel satisfactory to Celsion and BSC, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

        "Registration Statement" means the Demand Registration Statement, the Piggy-Back Registration Statement and/or the Shelf Registration Statement, as the case may be.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "Second Subscription Trading Value" shall equal (x) the average closing price of Celsion Common Stock on the AMEX (or such other stock exchange, interdealer quotation system or other market as then may be the primary market for transactions in the Celsion Common Stock in the United States) as reported by Bloomberg Analytics (or, if unavailable, as reported by Reuters) under the equity ticker symbol "CLN" (or such other symbol as shall be assigned to the Celsion Common Stock) for the 30 consecutive trading days commencing on the first trading day after the FDA Approval Date, multiplied by (y) 1.2.

        "Securities Act" means the Securities Act of 1933, as amended, and all effective rules and regulations promulgated thereunder.

        "Stub Period" means the period commencing on the date hereof through to and including the Launch Date.

        "Subscription" means the Initial Subscription, the Second Subscription and the Third Subscription or any of them, as the context requires.

        "Subscription Amount" means the aggregate of the Initial Subscription Purchase Price, the Second Subscription Purchase Price and the Third Subscription Purchase Price.

        "Taxes" means all income, gross receipts, gains, sales, use, employment, franchise, profits, excise, property, value added and other taxes, fees, stamp taxes and duties, assessments or charges of any kind, together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

        "Tax Returns" means any and all returns and reports required to be filed with a Governmental Authority with respect to Taxes.

        "Third Subscription Trading Value" shall equal (x) the average closing price of Celsion Common Stock on the AMEX (or such other stock exchange, interdealer quotation system or other market as then may be the primary market for transactions in the Celsion Common Stock in the United States) as reported by Bloomberg Analytics (or, if unavailable, as reported by Reuters) under the equity ticker symbol "CLN" (or such other symbol as shall be assigned to the Celsion Common Stock) for the 30 consecutive trading days ending on the second trading day prior to the Third Closing Date, multiplied by (y) 1.2.

        "Transaction Documents" means this Agreement, the Distribution Agreement, and any other document or agreement to be entered into, executed or delivered pursuant to this Agreement.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        "Year" means the one-year period beginning on the first day after the Launch Date and ending on the anniversary thereof, and each successive one-year period thereafter.

        SECTION 1.02 Definitions.

        The following terms have the meanings set forth in the Sections set forth below:

          Definition                                                Location
          ----------                                                --------
          "Asset Purchase Agreement"..............................  8.02(b)
           ------------------------
          "Blackout Period".......................................  10.05
           ---------------
          "Board".................................................  7.04
           -----
          "BPH"...................................................  Recitals
           ---
          "BSC"...................................................  Preamble
           ---
          "BSC Indemnified Parties"...............................  13.02
           -----------------------
          "BSC Representative"....................................  7.04
           ------------------
          "Celsion"...............................................  Preamble
           -------
          "Celsion Common Stock"..................................  Recitals
           --------------------
          "Celsion Employees".....................................  7.05
           -----------------
          "Celsion Indemnified Parties"...........................  13.03
           ---------------------------
          "Celsion Preferred Stock"...............................  5.03
           -----------------------
          "Celsion SEC Reports"...................................  5.07(b)
           -------------------
          "Celsion Shares"........................................  Recitals
           --------------
          "Demand Registration"...................................  10.03(a)
           -------------------
          "Demand Registration Statement".........................  10.03(a)
           -----------------------------
          "Demand for Registration"...............................  10.03(c)
           -----------------------
          "Disclosing Party"......................................  1.01 in definition of "Confidential Information"
           ----------------
          "Distribution Agreement"................................  Recitals
           ----------------------
          "Final Option Notice"...................................  8.02(b)
           -------------------
          "Indemnified Party".....................................  13.04
           -----------------
          "Indemnifying Party"....................................  13.04
           ------------------
          "Initial Closing".......................................  2.02
           ---------------
          "Initial Closing Date"..................................  2.02
           --------------------
          "Initial Subscription"..................................  2.01
           --------------------
          "Initial Subscription Purchase Price"...................  2.01
           -----------------------------------
          "Loss"..................................................  13.02
           ----
          "Material Contracts"....................................  5.10(a)
           ------------------
          "Maximum Number of Securities"..........................  10.04(c)
           ----------------------------
          "Offeror"...............................................  9.01
           -------
          "Option"................................................  8.01
           ------
          "Option Exercise Price".................................  8.03
           ---------------------
          "Piggy-Back Registration"...............................  10.04(a)
           -----------------------
          "Piggy-Back Registration Statement".....................  10.04(a)
           ---------------------------------
          "Preliminary Option Notice".............................  8.02(a)
           -------------------------
          "Purchase Disclosure Schedule"..........................  8.02(a)
           ----------------------------
          "Receiving Party".......................................  1.01 in definition of "Confidential Information"
           ---------------
          "Rights Agreement"......................................  7.03
           ----------------
          "Second Closing"........................................  3.02
           --------------
          "Second Closing Date"...................................  3.02
           -------------------
          "Second Subscription"...................................  3.01
           -------------------

          "Second Subscription Purchase Price"....................  3.01
           ----------------------------------
          "Securities Laws".......................................  6.04(d)
           ---------------
          "Shelf Registration"....................................  10.03(b)
           ------------------
          "Shelf Registration Statement"..........................  10.03(b)
           ----------------------------
          "Third Closing".........................................  5.02
           -------------
          "Third Closing Date"....................................  5.02
           ------------------
          "Third Party Claims"....................................  13.04
           ------------------
          "Third Subscription"....................................  5.01
           ------------------
          "Third Subscription Purchase Price".....................  5.01
           ---------------------------------


                                  ARTICLE II

                             INITIAL SUBSCRIPTION

        SECTION 2.01 Initial Subscription for Celsion Shares.


        Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, Celsion shall issue and sell to BSC, and BSC agrees to purchase from Celsion, such number of Celsion Shares which shall be equal to $5,000,000 (the "Initial Subscription Purchase Price") divided by the Initial Subscription Trading Value, rounded down to the next whole number (such issue and sale, the "Initial Subscription").

        SECTION 2.02 Initial Closing.


        Subject to the terms and conditions set forth in this Agreement, the Initial Subscription shall take place at a closing (the "Initial Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of (a) January 21, 2003, and (b) the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 12.01,
12.02 and 12.03 (other than those which by their nature are to be satisfied at the Initial Closing) or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Initial Closing takes place being the "Initial Closing Date").

        SECTION 2.03 Initial Closing Deliveries.

        (a) At the Initial Closing, Celsion shall deliver or cause to be delivered to BSC:

                (i) a certificate or certificates evidencing the number of Celsion Shares required by the Initial Subscription in the name of BSC;

                (ii)     a receipt for the Initial Subscription Purchase
                         Price;

                (iii) a duly executed counterpart to the Distribution Agreement; and

                (iv)     the opinion required to be delivered pursuant to
                         Section 12.03(b).

        (b) At the Initial Closing, BSC shall deliver or cause to be delivered to Celsion:

        (i) the amount equal to the result of (A) the Initial Subscription Purchase Price, less (B) the Note Amount, by wire transfer in immediately available funds to an account or accounts designated by Celsion two Business Days prior to the Initial Closing;

        (ii)     the Note, duly endorsed, for cancellation; and

        (iii)    a duly executed counterpart to the Distribution
                 Agreement.

        SECTION 2.04 Application of Proceeds.

        Celsion shall reserve such amount of proceeds from the Subscription Amount as shall be sufficient to ensure that the progress of manufacturing the Control Units will enable Celsion to meet BSC's initial stocking order for Control Units under the Distribution Agreement and otherwise satisfy the requirements for launch, continued supply of the Products and other requirements set forth in this Agreement and the Distribution Agreement and Celsion acknowledges and agrees that the minimum expenditure requirements through the first anniversary of the Launch Date are estimated to be $*.(1)

                                 ARTICLE III

                             SECOND SUBSCRIPTION


        SECTION 3.01 Second Subscription for Celsion Shares.

        Subject to the terms and conditions set forth in this Agreement, at the Second Closing, Celsion shall issue and sell to BSC, and BSC agrees to purchase from Celsion, such number of Celsion Shares which shall be equal to $* (or as may be reduced pursuant to this Section 3.01, the "Second Subscription Purchase Price") divided by the Second Subscription Trading Value, rounded down to the next whole number (such issue and sale, the "Second Subscription"); provided, however, that in the event that such number of Celsion Shares to be issued and sold to BSC under the Second Subscription would result in the aggregate number of Celsion Shares held by BSC immediately following the Second Closing to exceed *% of all Celsion Common Stock (x) outstanding immediately prior to the Initial Closing or (y) outstanding immediately after the Second Closing, (a) the number of Celsion Shares to be issued and sold to BSC under the Second Subscription shall be reduced to equal the


---------------------------

(1)* Material has been omitted and filed separately with the Commission.

highest number of Celsion Shares which can be issued and sold to BSC and not result in the aggregate number of Celsion Shares held by BSC immediately following the Second Closing to exceed *% of all Celsion Common Stock (x) outstanding immediately prior to the Initial Closing or (y) outstanding immediately after the Second Closing, and (b) the Second Subscription Purchase Price shall equal (i) the number of Celsion Shares calculated in paragraph
(a), multiplied by (ii) the Second Subscription Trading Value. (2)

        SECTION 3.02 Second Closing.

        Subject to the terms and conditions set forth in this Agreement, the Second Subscription shall take place at a closing (the "Second Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later of (a) the second trading day following the period of 30 consecutive trading days commencing on the first trading day after the FDA Approval Date and (b) the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 12.01, 12.02 and 12.04 (other than those which by their nature are to be satisfied at the Second Closing) or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Second Closing takes place being the "Second Closing Date").

        SECTION 3.03 Second Closing Deliveries.

        (a) At the Second Closing, Celsion shall deliver or cause to be delivered to BSC:

                (i) a certificate or certificates evidencing the number of Celsion Shares required by the Second Subscription in the name of BSC; and

                (ii)    a receipt for the Second Subscription Purchase Price.

        (b) At the Second Closing, BSC shall deliver or cause to be delivered to Celsion, the Second Subscription Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Celsion two Business Days prior to the Second Closing.

                                   ARTICLE IV
                               THIRD SUBSCRIPTION

        SECTION 4.01 Third Subscription for Celsion Shares.

        Subject to the terms and conditions set forth in this Agreement, at the Third Closing, Celsion shall issue and sell to BSC, and BSC agrees to purchase from Celsion, such number

-----------------
(2)* Material has been omitted and filed separately with the Commission.

of Celsion Shares which shall be equal to $* (or as may be reduced pursuant to this Section 4.01, the "Third Subscription Purchase Price") divided by the Third Subscription Trading Value, rounded down to the next whole number (such issue and sale, the "Third Subscription"); (3) provided, however, that in the event that such number of Celsion Shares to be issued and sold to BSC under the Third Subscription would result in the aggregate number of Celsion Shares held by BSC immediately following the Third Closing to exceed *% of all Celsion Common Stock
(x) outstanding immediately prior to the Initial Closing or (y) outstanding immediately after the Third Closing, (a) the number of Celsion Shares to be issued and sold to BSC under the Third Subscription shall be reduced to equal the highest number of Celsion Shares which can be issued and sold to BSC and not result in the aggregate number of Celsion Shares held by BSC immediately following the Third Closing to exceed *% of all Celsion Common Stock (x) outstanding immediately prior to the Initial Closing or (y) outstanding immediately after the Third Closing, and (b) the Third Subscription Purchase Price shall equal (i) the number of Celsion Shares calculated in paragraph (a), multiplied by (ii) the Third Subscription Trading Value.

SECTION 4.02 Third Closing.

        Subject to the terms and conditions set forth in this Agreement, the Third Subscription shall take place at a closing (the "Third Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of (a) the Launch Date, and (b) the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 12.01 and
12.02 (other than those which by their nature are to be satisfied at the Third Closing) or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the day on which the Third Closing takes place being the "Third Closing Date").

        SECTION 4.03 Third Closing Deliveries.

        (a) At the Third Closing, Celsion shall deliver or cause to be delivered to BSC:

                (i) a certificate or certificates evidencing the number of Celsion Shares required by the Third Subscription in the name of BSC; and

                (ii)    a receipt for the Third Subscription Purchase Price.

                (b) At the Third Closing, BSC shall deliver or cause to be delivered to Celsion, the Third Subscription Purchase Price by wire transfer in immediately available

------------------------------------

(3)* Material has been omitted and filed separately with the Commission.

funds to an account or accounts designated by Celsion two Business Days prior to the Third Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CELSION

                  Celsion hereby represents and warrants to BSC as follows:

        SECTION 5.01 Organization and Qualification of Celsion.

        Celsion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business as it has been and is currently conducted. Celsion is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, and all such jurisdictions are set forth in Section 5.01 of the Disclosure Schedule. True and correct copies of Celsion's Certificate of Incorporation and By-Laws are attached hereto as Exhibit C, each as in effect on the date hereof.

        SECTION 5.02 Subsidiaries.

        There are no corporations, partnerships, joint ventures, associations or other entities in which Celsion owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same. Celsion is not a member of (nor is any part of its business conducted through) any partnership.

        SECTION 5.03 Capital Stock of Celsion.

        As of January 17, 2003, the authorized capital stock of Celsion consists of (i) two hundred million (200,000,000) shares of Celsion Common Stock and (ii) one hundred thousand (100,000) shares of Preferred Stock, par value $0.01 per share ("Celsion Preferred Stock") and, as of the date hereof, there are 101, 687,922 shares of Celsion Common Stock, 1156.97 shares of Series A 10% Convertible Celsion Preferred Stock and 1588.11 shares of Series B 8% Convertible Celsion Preferred Stock issued and outstanding. In addition, there are 15,000 shares of Celsion Preferred Stock designated as "Series C Junior Participating Preferred Stock," of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Celsion's capital stock are duly and validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of Celsion was issued in violation of any preemptive rights. Except as set forth in Section 5.03 of the Disclosure Schedule, as of the date hereof, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of Celsion or obligating Celsion to issue or sell any shares of capital stock of, or any other equity interest in, Celsion. Except as set forth in Section 5.03 of the Disclosure Schedule, there are no outstanding contractual obligations of Celsion to repurchase, redeem or otherwise acquire any shares of capital stock of Celsion or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Upon consummation of the transactions as contemplated by this Agreement, the Celsion Shares purchased by BSC will have been duly and validly issued, fully paid and nonassessable, the issuance of those Celsion Shares is not subject to preemptive or other similar rights, and upon registration of those Celsion Shares in the name of BSC in the records of Celsion, BSC will own those Celsion Shares free and clear of all Encumbrances.

        SECTION 5.04 Authority of Celsion.

        Celsion has all necessary corporate power and authority to enter into the Transaction Documents, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Celsion, the performance by Celsion of its obligations thereunder and the consummation by Celsion of the transactions contemplated thereby have been duly authorized by all requisite action on the part of Celsion. The Transaction Documents have been, or upon their execution shall be, duly executed and delivered by Celsion, and each Transaction Document constitutes, or upon its execution shall constitute, legal, valid and binding obligations of Celsion enforceable against Celsion in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent conveyance laws) and (ii) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, or injunctive relief.

        SECTION 5.05 No Conflict.

        Except as set forth in Section 5.05 of the Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by Celsion do not and will not (a) violate, conflict with or result in the breach of any provision of Celsion's Certificate of Incorporation and By-Laws, (b) conflict with or violate (or cause a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Celsion, or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Celsion Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Celsion is a party or by which any of the Celsion Shares or any of such assets or properties is bound or affected.

        SECTION 5.06 Governmental Consents and Approvals.

        The execution, delivery and performance of the Transaction Documents by Celsion do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

        SECTION 5.07 Financial Information; SEC Filings.

        (a) The Financial Statements fairly present in all material respects, in accordance with GAAP consistently applied, the financial condition and results of operation of Celsion as of the date thereof and for the periods set forth therein, except for the absence of footnotes and as otherwise noted therein.

        (b) Celsion has filed all forms, reports, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act since January 1, 2000, including (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 2000, 2001 and 2002, respectively and (ii) all other forms, reports and other registration statements (other than Annual Reports on Form 10-K) required to be filed by Celsion with the SEC pursuant to the Exchange Act since January 1, 2000 (the forms, reports and other documents referred to in clauses (i) and (ii) above being, collectively, the "Celsion SEC Reports"). The Celsion SEC Reports, including any financial statements or schedules included or incorporated by reference therein, (i) were prepared in accordance with and complied in all material respects with either the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements contained in the Celsion SEC Reports were prepared in accordance with GAAP as in effect as of the dates of such filings, applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present, in all material respects, the financial position, results of operations and cash flows of Celsion, as of the dates and for the periods referred to therein.

        SECTION 5.08 Absence of Undisclosed Liabilities.

        Celsion has no Liabilities other than Liabilities (a) reflected or reserved against on the Financial Statements or (b) incurred since September 30, 2002 in the ordinary course of business, consistent with past practice, of Celsion.

        SECTION 5.09 Absence of Certain Changes or Events.

        (a) Except as set forth in Section 5.09(a) of the Disclosure Schedule, since September 30, 2002 until the date hereof, (i) Celsion has conducted its businesses in the ordinary course of business, consistent with past practice and
(ii) Celsion has not taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 7.01 or 7.02.

        (b) Except as set forth in Section 5.09(a) of the Disclosure Schedule, since September 30, 2002 until the date hereof, there has not been with respect to Celsion any event or development or change which has resulted or would reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.10 Material Contracts.

        (a) Section 5.10(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of Celsion (such contracts and agreements, together with all leases of Leased Real Property and any subleases thereof, being the "Material Contracts"):

                (i) any contract evidencing Indebtedness, including promissory notes and letters of credit, of $50,000 or more;

                (ii) any purchase, production, sales, agency, distribution, advertising, consulting or outsourcing contract with annual payments in excess of $25,000;

                (iii) any contract related to the manufacturing of the Products;

                (iv) any Celsion IP Agreement, including patent, copyright and trademark licenses and co-ownership, cooperation and coexistence agreements;

                (v) any collaboration, research and development contract and any other contract relating to scientific and clinical relationships;

                (vi)    all contracts and agreements with any Governmental
                        Authority;

                (vii) any contract limiting the freedom of Celsion to engage in any line of business or to compete with any other Person or restricting or purporting to restrict the ability of Celsion to engage in any type of business or to operate in any geographic area;

                (viii) any contract granting to any Person a right of first refusal or option or similar right to purchase or acquire any of the properties, rights and assets of Celsion;

                (ix) any material contract containing termination or other provisions triggered by a change in control of Celsion;

                (x) any contract pursuant to which any Person has a current or future right to representation on the Board of Directors of Celsion;

                (xi) any contract containing restrictions with respect to the payment of dividends or other distributions with respect to any Celsion capital stock; and

                (xii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to Celsion or the conduct of its business, or the absence of which would have a Material Adverse Effect.

                (b) Each Material Contract is a valid and binding agreement of Celsion, is in full force and effect and constitutes the entire agreement with respect to the subject matter relating to such Material Contract. Upon consummation of the transactions contemplated by this Agreement, each Material Contract shall continue in full force and effect without penalty or other adverse consequence. Celsion is not in breach of, or default under, any Material Contract.

                (c) To the knowledge of Celsion, no other party to any Material Contract is in breach thereof or default thereunder and Celsion has not received any notice of termination, cancellation, breach or default under any Material Contract.

                (d) Celsion has made available to BSC true and complete copies of all Material Contracts.

                SECTION 5.11 Compliance with Law.

                Celsion has complied, in all material respects, with all Laws and Governmental Orders applicable to Celsion. Except as set forth in Section
5.11 of the Disclosure Schedule, Celsion has not received written notice from any third party, including any Governmental Authority, alleging that Celsion has been or is in violation or potentially in violation of any applicable Law or Governmental Order or otherwise may be liable thereunder.

                SECTION 5.12 Governmental Licenses.

                Celsion holds all requisite governmental licenses, permits and other approvals to own and hold under lease its properties, assets and rights and to conduct its business substantially as conducted by it. No suspension or cancellation of any such licenses, permits or approvals is pending or, to the knowledge of Celsion, threatened.

                SECTION 5.13 Litigation.

        Except as set forth in Section 5.13 of the Disclosure Schedule, as of the date hereof, there is no Action by or against Celsion pending before any Governmental Authority (or, to the knowledge of Celsion, threatened to be brought by or before any Governmental Authority).

                SECTION 5.14 Intellectual Property.

        (a) Section 5.14(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Celsion IP Agreements, other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses that is not material to Celsion's business, and (iii) other Owned Intellectual Property material to Celsion's business.

        (b) Celsion is the exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with its business as currently conducted or, with respect to the BPH Business, as contemplated to be conducted. Celsion is entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of its business without limitation, subject only to the terms of the Celsion IP Agreements, as the case may be. The Owned Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and, to the knowledge of Celsion, are valid and enforceable.

        (c) To the knowledge of Celsion, the conduct of its business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and no unresolved, written claim has been threatened or asserted against Celsion alleging any of the foregoing. To the knowledge of Celsion, no person is engaging in any activity that infringes the Owned Intellectual Property.

        (d) No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

        (e) The consummation of the transactions contemplated by this Agreement will not result in the termination, loss or impairment of any of the Owned Intellectual Property or the rights of Celsion under the Celsion IP Agreements.

        (f) Celsion has taken all necessary steps in accordance with industry standards to maintain the security, confidentiality and value of their technology, trade secrets and other confidential Intellectual Property material to Celsion's business, including, without limitation, all tangible embodiments thereof.

        SECTION 5.15  Real Property.

        (a) Celsion has no Owned Real Property.

        (b) Section 5.15(b) of the Disclosure Schedule lists, as of the date hereof: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iii) the current use of each such parcel of Leased Real Property.

        SECTION 5.16 ERISA.

        No condition exists or event or transaction has occurred with respect to any Pension Plan, which might result in the incurrence by Celsion of any material liability, fine or penalty other than a non-defaulted obligation to make a contribution under
Section 302 of ERISA. Celsion has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Celsion has no material Liabilities under Title IV of ERISA and no circumstance exists that would give rise thereto.

        SECTION 5.17 Taxes.

        All Tax Returns required to be filed by or with respect to Celsion have been timely filed (taking into account any extension of time to file granted to or obtained on behalf of Celsion). All Taxes shown to be payable on such Tax Returns have been paid. No deficiency for Taxes has been asserted or assessed in writing by a taxing authority against Celsion.

        SECTION 5.18 Insurance

                All assets, properties and risks of Celsion are, and for the past three years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies (including product liability and general liability insurance) issued in favor of Celsion, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Celsion.

        SECTION 5.19 Brokers.

                Except for Legg Mason Wood Walker Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Celsion.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF BSC

        BSC hereby represents and warrants to Celsion as follows:

        SECTION 6.01 Organization and Authority of BSC.

                BSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into the Transaction Documents, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by BSC of the Transaction Documents, the performance by BSC of its obligations thereunder and the consummation by BSC of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of BSC. Each Transaction Document has been, or upon its execution shall be, duly executed and delivered by BSC, and shall constitute, legal, valid and binding obligations of BSC, enforceable against BSC in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent conveyance laws) and (ii) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, or injunctive relief.

        SECTION 6.02 No Conflict.

                The execution, delivery and performance by BSC of the Transaction Documents do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of BSC, (b) conflict with or violate any Law or Governmental Order applicable to BSC or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which BSC is a party, which would adversely affect the ability of BSC to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

        SECTION 6.03 Governmental Consents and Approvals.

                The execution, delivery and performance by BSC of the Transaction Documents do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority.

        SECTION 6.04 Investment.

                (a) BSC is fully aware of: (i) the highly speculative nature of the investment in the Celsion Shares; (ii) the financial risks involved in such investment; and (iii) the lack of liquidity of the Celsion Shares.

                (b) BSC is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act. By reason of its business or financial experience, BSC is capable of evaluating the merits and risks of this investment.

                (c) BSC understands and acknowledges that, in reliance upon the representations and warranties made thereby herein, the Celsion Shares are not being registered with the SEC under the Securities Act or being qualified under the securities or "blue sky" laws of any state or other jurisdiction (collectively, the "Securities Laws"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Securities Act or Securities Laws, which impose certain restrictions BSC ability to transfer the Celsion Shares.

                (d) BSC understands that it may not transfer any of the Celsion Shares unless such Celsion Shares are registered under the Securities Act and applicable Securities Laws or BSC provides an opinion of counsel reasonably satisfactory to Celsion that exemptions from such registration requirements are available.

                (e) BSC understands that the stock certificates, or other instruments representing any of the Celsion Shares may bear legends substantially similar to the following:

                  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TRANSACTION AGREEMENT, DATED JANUARY 20, 2003, BETWEEN THE CORPORATION AND BOSTON SCIENTIFIC CORPORATION, ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

        SECTION 6.05 Brokers.

                No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BSC.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

        SECTION 7.01 Conduct of Business prior to Third Closing.

                Except as expressly provided in this Agreement, from and after the date of this Agreement and until the Third Closing Date, Celsion shall conduct and maintain its businesses in the ordinary course of business, consistent with past practice and without limiting the generality of the foregoing, without the prior written consent of BSC (which consent shall not be unreasonably withheld, conditioned or delayed), Celsion shall not:

                (a) amend its Certificate of Incorporation or Bylaws;

                (b) except as set forth in Section 7.01(b) of the Disclosure Schedule, (i) declare, set aside or pay any dividend or other distribution (other than in cash), with respect to any shares of any class or series of capital stock of Celsion or (ii) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of capital stock of Celsion, or any instrument or security which consists of or includes a right to acquire such shares or interests;

        (c) sell, lease, license, mortgage or otherwise dispose of any properties or assets, real, personal or mixed, having a fair market value in excess of $250,000 individually or $1,000,000 in the aggregate, other than (i) sales made in the ordinary course of business consistent with past practice or
(ii) sales of obsolete or other assets not presently utilized in its business;

        (d) make any change in its accounting principles, practices or methods, other than as may be required by GAAP, Law or any Governmental Authority;

        (e) organize any new subsidiary (except a wholly-owned subsidiary) or acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any interest in any other Person or any division thereof or any material amount of assets;

        (f) modify, amend or terminate any Material Contract or waive, release or assign any material rights or claims under a Material Contract, except in the ordinary course of business and consistent with past practice;

        (g) enter into any contract that would constitute a Material Contract, other than in the ordinary course of business consistent with past practice;

        (h) pay, discharge or satisfy any of its claims, Liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

        (i) cancel any Indebtedness owed to it or waive any claims;

        (j) make, revoke or change any express or deemed election, change any method of Tax accounting or settle or compromise any liability with respect to Taxes of Celsion;

        (k) authorize, or make any commitment with respect to, any single capital expenditure in excess of $250,000;

        (l) authorize any of, or commit or agree to take any of, the actions referred to in the paragraphs (a) through (k) above.

        SECTION 7.02 Conduct of Business prior to Exercise of Option.

        Except as expressly provided in this Agreement, from and after the date of this Agreement and until the earlier of (a) the date of the Final Option Notice and (b) the end of the Option Exercise Period, Celsion shall conduct and maintain its BPH Business in the ordinary course of business, consistent with past practice and without limiting the generality of the foregoing, without the prior written consent of BSC (which consent shall not be unreasonably withheld or delayed), Celsion shall not:

        (a) sell, lease, license, mortgage or otherwise dispose of any BPH Asset, other than (i) sales made in the ordinary course of business consistent with past practice or (ii) sales of obsolete or other assets not presently utilized in the BPH Business;

        (b) modify, amend, terminate or cause to be terminated any BPH Material Contract or waive, release or assign any material rights or claims under a BPH Material Contract, except in the ordinary course of business and consistent with past practice;

        (c) (i) fail to perform any filing, recording or other act, or pay any fee or Taxes to maintain and protect its interest in the BPH Intellectual Property, or (ii) permit any item of BPH Intellectual Property to become abandoned or dedicated to the public, to be disclaimed or to lapse;

        (d) enter into any contract that would constitute a BPH Material Contract, other than in the ordinary course of business consistent with past practice;

        (e) enter into any contract relating to the manufacture of the Product, unless such contract is assignable without the prior consent of the manufacturer to BSC upon execution of the Option;

        (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than for the purpose of internal restructuring;

        (g) authorize, or make any commitment with respect to, any single capital expenditure for the BPH Business in excess of $250,000; and

        (h) authorize any of, or commit or agree to take any of, the actions referred to in the paragraphs (a) through (g) above.

        SECTION 7.03 Rights Agreement.

        As soon as practicable after the Initial Closing Date, Celsion shall amend the Rights Agreement, dated August 15, 2002, between Celsion and American Stock Transfer & Trust Company (the "Rights Agreement") to provide that the ownership by BSC of Celsion Shares in accordance with and to the extent provided by this Agreement will not result in BSC being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or result in the occurrence of a Stock Acquisition Date or a Flip-In Event (as such terms are defined in the Rights Agreement) or result in the occurrence of an event described in Section 13(a) of the Rights Agreement, or otherwise as may be necessary.

        SECTION 7.04 Board Observation Rights.

        Celsion shall give one individual designated, from time to time, by BSC, and approved by Celsion in its reasonable discretion (the "BSC Representative") written notice of each meeting of the Board of Directors of Celsion (the "Board") and each committee thereof at least at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing), and Celsion shall permit the BSC Representative to attend as an observer all meetings of the Board and all committees thereof. The BSC Representative shall receive all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If Celsion proposes to take any action by written consent in lieu of a meeting of the Board or of any committee thereof, Celsion shall give written notice thereof to the BSC Representative prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. Celsion shall cause each of its subsidiaries to provide to the BSC Representative the same rights with respect to such subsidiary (including, without limitation, relating to notice of and attendance at meetings of the board of directors of such subsidiary) as provided by Celsion to BSC hereunder. The BSC Representative may, from time to time, designate an alternate individual to replace the BSC Representative in his or her absence at any meeting referred to in this Section 7.04.

        SECTION 7.05 Celsion Employees.

        As soon as practicable after the date hereof but in any event prior to the Second Closing Date, Celsion shall cause all directors, officers, employees and consultants of Celsion (collectively "Celsion Employees") to execute and deliver to Celsion agreements prohibiting the use or disclosure of Celsion's confidential or proprietary information and assigning to Celsion all right, title and interest in and to all inventions, including all Intellectual Property therein, conceived of, reduced to practice or otherwise made by any Celsion Employee at any time during, and within the scope of, their employment or other appointment with Celsion, in each case to the greatest extent permitted by applicable Law.



                                  ARTICLE VIII

                               OPTION TO PURCHASE

        SECTION 8.01 Grant of the Option.

        Celsion hereby grants to BSC the exclusive right and option to require Celsion, at any one time during the Option Exercise Period, to sell the BPH Business and the BPH Assets to BSC for the Option Exercise Price, upon the terms and conditions set forth in this Agreement (the "Option").

        SECTION 8.02 Exercise of the Option.

        (a) BSC may, from time to time during the Option Exercise Period, give written notice (the "Preliminary Option Notice") to Celsion that BSC proposes to exercise the Option and, Celsion shall, within 15 Business Days after receipt of the Preliminary

Option Notice, deliver to BSC a disclosure schedule containing the information required by the Asset Purchase Agreement (such disclosure schedule, the "Purchase Disclosure Schedule").

        (b) At any time during the period beginning on the date of BSC's receipt of the Purchase Disclosure Schedule and ending 15 Business Days thereafter, BSC may exercise the Option by providing written notice (the "Final Option Notice") thereof to Celsion. The Final Option Notice shall constitute an irrevocable offer by BSC to exercise the Option and purchase from Celsion the BPH Business and the BPH Assets and, upon receipt of the Final Option Notice, Celsion shall be obligated to sell to BSC the BPH Business and the BPH Assets, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement attached hereto as Exhibit D (the "Asset Purchase Agreement"). Upon the delivery of the Final Option Notice, the Asset Purchase Agreement shall be deemed to be immediately effective and the Purchase Disclosure Schedule shall be deemed to be the Purchase Disclosure Schedule to the Asset Purchase Agreement.

        (c) In addition to its obligation to deliver the Purchase Disclosure Schedule, Celsion shall, during the period from the date of Celsion's receipt of the Preliminary Option Notice until the closing of the transactions contemplated by the Asset Purchase Agreement, (i) afford BSC and its representatives access to those officers, directors, employees, agents, accountants and counsel of Celsion who have any knowledge relating to the BPH Business and the BPH Assets and (ii) furnish to BSC and its representatives such financial and operating data and other information and documentation regarding the BPH Business and the BPH Assets, in each case as BSC may from time to time reasonably request.

        SECTION 8.03 Option Exercise Price.

        (a) The "Option Exercise Price" shall equal (i) if the Option is exercised during the Stub Period, $*,(ii) if the Option is exercised during the first or second Year after the Launch Date, the amount equal to (A) the Net Revenue for the 12-month period ending on the date of the Final Option Notice, multiplied by (B) *, or (iii) if the Option is exercised during the third, fourth or fifth Year after the Launch Date, the amount equal to (A) the Net Revenue for the 12-month period ending on the date of the Final Option Notice, multiplied by (B) *;(4) provided, however, that in the event that the Option Exercise Price calculated under paragraph (ii) or (iii) above shall equal an amount less than $*, then the Option Exercise Price shall be deemed to be equal to $*; provided further, however, that the Option Exercise Price as calculated pursuant to paragraph (i), (ii) or (iii) above shall be subject to adjustment as set forth in Section 8.03(a) of the Disclosure Schedule.

--------------------------

(4)* Material has been omitted and filed separately with the Commission.

        (b) Within ten Business Days of each quarter commencing after the Launch Date, Celsion shall furnish BSC with a statement of the calculation of Net Revenue for each of the three preceding months.

        (c) Upon reasonable notice to Celsion, BSC shall have the right to conduct an audit, not more than twice per Year, through its auditor, Ernst & Young LLP (or, if such firm shall decline or is unable to act, such other accounting firm mutually acceptable to Celsion and BSC), of the calculation of Net Revenue, and to examine the records and books of account of Celsion in connection therewith. BSC shall bear the full cost and expense of any such audit.

                                   ARTICLE IX

                    MATCHING RIGHTS AND RIGHTS OF FIRST OFFER

        SECTION 9.01 Matching Right.

        If Celsion receives an unsolicited written offer in good faith from a third party (the "Offeror") to enter into a New Product Transaction, Celsion shall notify BSC of such offer and provide BSC with the right to accept such offer on the same terms and conditions as are stated in the offer. Celsion's notice to BSC shall set forth the name of the Offeror, the price and other terms of the offer and any other information that is material to consideration of the proposed New Product Transaction. BSC may elect to enter into the New Product Transaction on the same terms and conditions as are set forth in the offer by giving written notice to Celsion within 30 days after receiving notice from Celsion. If BSC fails to respond, or notifies Celsion that it elects not to match the terms of the third party offer, within such 30 day period, then Celsion may proceed to consummate the proposed New Product Transaction with the Offeror.

        SECTION 9.02 Right of First Offer.

        If Celsion desires to enter into a New Product Transaction, Celsion shall provide BSC with the right to make a written offer in good faith for such New Product Transaction. If BSC fails to make such an offer within 45 days after receiving notice of the New Product Transaction from Celsion or, having made an offer, fails to enter into such New Product Transaction within 45 days after making such an offer, Celsion shall have the right to enter the New Product Transaction with another Person; provided, however, that Celsion shall not enter such New Product Transaction with such other Person if the terms and conditions of such New Product Transaction are more favorable to such other Person than the terms originally offered by BSC; provided further, however, that if the terms and conditions of such New Product Transaction are more favorable to such other Person than the terms most recently offered by BSC, Celsion shall provide BSC with the right to enter into such New Product Transaction on such more favorable terms and conditions by giving notice to Celsion within 15 Business Days after receiving notice of such more favorable terms and conditions from Celsion.

        SECTION 9.03 Access to Information.

        Celsion shall, during the 30 day period specified in Section 9.01 and each 45 day period specified in Section 9.02, (i) afford BSC and its representatives access to those officers, directors, employees, agents, accountants and counsel of Celsion who have any knowledge relating to the relevant New Product Transaction and (ii) furnish to BSC and its representatives such financial and operating data and other information and documentation regarding the relevant New Product Transaction, in each case as BSC may from time to time reasonably request in order for BSC to determine whether to exercise its rights under Section 9.01 or 9.02, as the case may be.

        SECTION 9.04 Survival of Rights.

        BSC's rights under Sections 9.01 and 9.02 shall survive until the earlier of: (a) the end of the seventh Year, (b) the date on which BSC fails to hold at least * percent of the aggregate number of Celsion Shares it purchased pursuant to the Subscriptions, (c) the end of the fifth Year, if the Distribution Agreement is terminated prior to the fifth Year, and (d) the termination of this Agreement: (i) pursuant to Section 14.01(a) (unless otherwise agreed), (ii) by Celsion pursuant to Section 14.01(b), (ii) by Celsion pursuant to Section 14.01(c), or (iv) by BSC pursuant to Section 14.01(d).(5)

                                   ARTICLE X

                               REGISTRATION RIGHTS

        SECTION 10.01 Restriction on Sale of Celsion Shares.

        BSC acknowledges that the Celsion Shares shall be issued pursuant to an exemption from registration under the Securities Act, have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from such registration is available.

        SECTION 10.02 Restrictive Legend.

        (a) Each certificate representing Celsion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                           THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TRANSACTION


---------------------

(5)* Material has been omitted and filed separately with the Commission.

                           AGREEMENT, DATED JANUARY 20, 2003, BETWEEN THE CORPORATION AND BOSTON SCIENTIFIC CORPORATION, ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

        (b) Celsion shall, at the request of BSC, remove from each certificate evidencing Celsion Shares the legend described in Section 10.02(a) if in the opinion of counsel reasonably satisfactory to Celsion the securities evidenced thereby may be publicly sold without registration under the Securities Act.

        SECTION 10.03 Demand Registration.

        (a) After receipt of a written request from BSC requesting that Celsion effect a registration (a "Demand Registration") under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof, Celsion shall, as expeditiously as is possible, but in any event no later than sixty (60) days (excluding any days which occur during a permitted Blackout Period under Section 10.05 below) after receipt of a written request for a Demand Registration, file with the SEC, and use its reasonable best efforts to cause to be declared effective, a registration statement (a "Demand Registration Statement") relating to all shares of Registrable Securities which Celsion has been so requested to register by BSC for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered, provided, however, that the aggregate number of the Registrable Securities requested to be registered (i) constitute at least 20% of the Registrable Securities issued pursuant to this Agreement or (ii) include all Registrable Securities which remain outstanding at such time.

        (b) Any Demand Registration Statement may be required by BSC to be in an appropriate form under the Securities Act (a "Shelf Registration Statement") relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the "Shelf Registration"). Any such demand to file a Shelf Registration Statement shall require the use of two Demand for Registration requests.

        (c) BSC shall be entitled to an aggregate of three registrations of Registrable Securities pursuant to this Section 10.03 (each, a "Demand for Registration"); provided that a registration requested pursuant to this Section
10.03 shall not be deemed to have been effected for purposes of this Section 10.03(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 10.06(a), and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by the act or omission of BSC).

        (d) Notwithstanding anything to the contrary contained herein, Celsion shall not be required to prepare and file (i) more than two Demand Registration Statements in any twelve-month period, or (ii) any Demand Registration Statement within 90 days following the date of effectiveness of any other Registration Statement.

        SECTION 10.04 Piggy-Back Registration.

        (a) If Celsion, proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Celsion pursuant to any employee benefit plan, respectively) for the registration of Celsion Common Stock (a "Piggy-Back Registration"), it will give written notice to BSC at least 20 days before the initial filing with the SEC of such piggy-back registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by Celsion. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as BSC may request.

        (b) If BSC desires to have its Registrable Securities registered under this Section 10.04, it shall advise Celsion in writing within ten days after the date of receipt of such offer from Celsion, setting forth the amount of such Registrable Securities for which registration is requested. Celsion shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

        (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by Celsion would be greater than the total number of securities which can be sold in the offering without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then:

        (i) in the event Celsion initiated the Piggy-Back Registration, Celsion shall include in such Piggy-Back Registration first, the securities Celsion proposes to register and second, the securities of all other selling security holders, including BSC, to be included in such Piggy-Back Registration in an amount which together with the securities Celsion proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of Celsion held by each such selling security holder);

        (ii) in the event any holder of securities of Celsion initiated the Piggy-Back Registration, Celsion shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders, including BSC, in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of Celsion held by each such selling security holder) and third, any securities Celsion proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities.

        (d) Celsion will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (c) above.

        (e) BSC's rights of registration under this Section 10.04 shall not apply to any Piggy-Back Registration proposed to be filed during the first nine months following the date hereof.

        SECTION 10.05 Blackout Periods.

        Celsion shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 10.03 or 10.04 hereof during no more than two periods aggregating to not more than 90 days in any twelve-month period (a "Blackout Period") in the event that (i) Celsion would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by Law to be publicly disclosed and (ii) in the judgment of Celsion's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving Celsion; provided, however, that Celsion shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of Celsion. Celsion shall promptly give BSC written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

        SECTION 10.06 Registration Procedures.

        If Celsion is required by the provisions of Section 10.03 or 10.04 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, Celsion will, as expeditiously as possible:

        (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof but not to exceed 30 days (except with respect to a Shelf Registration Statement which shall remain effective for a period not to exceed 180 days); provided, however, that before filing such registration statement or any amendments thereto, Celsion shall furnish the representatives of BSC copies of all documents proposed to be filed, which documents shall be subject to the review of such representatives. Celsion shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in BSC not being able to sell its Registrable Securities during that period, unless such action is required under applicable Law;

        (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 30 days (except with respect to the Shelf Registration Statement, for which such period shall be 90 days);

        (c) furnish to BSC such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as BSC may reasonably request;

        (d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as BSC shall reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that BSC submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless BSC agrees to do so), and do such other reasonable acts and things as may be required of it to enable BSC to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

        (e) furnish, at the request of BSC, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (i) a signed opinion, dated such date, of the independent legal counsel representing Celsion for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to BSC making such request, as to such matters as such underwriters or BSC, as the case may be, may reasonably request; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of Celsion, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to BSC and, if such accountants refuse to deliver such letters to BSC, then to Celsion (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Celsion included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or BSC, as the case may be, may reasonably request and as would be customary in such a transaction;

        (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

        (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to BSC no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of Celsion's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

        (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which Celsion Common Stock is then listed;

        (i) give written notice to BSC:

        (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

        (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

        (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

        (iv) of the receipt by Celsion or its legal counsel of any notification with respect to the suspension of the qualification of Celsion Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

        (v) of the happening of any event that requires Celsion to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

        (j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

        (k) furnish to BSC, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if BSC so requests in writing, all exhibits (including those, if any, incorporated by reference);

        (l) upon the occurrence of any event contemplated by Section 10.06(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to BSC, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If Celsion notifies BSC in accordance with Section 10.06(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then BSC shall suspend use of such prospectus and use its reasonable best efforts to return to Celsion all copies of such prospectus (at Celsion's expense) other than permanent file copies then in BSC's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date BSC shall have received such amended or supplemented prospectus pursuant to this Section 10.06(l);

        (m) make reasonably available for inspection by representatives of BSC, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Celsion and cause Celsion's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

        (n) use reasonable best efforts to procure the cooperation of Celsion's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by BSC or the underwriters.

        SECTION 10.07 Expenses.

        All expenses incurred in connection with each registration pursuant to Sections 10.03 and 10.04, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for Celsion, shall be paid by Celsion, except that BSC shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to BSC.

        SECTION 10.08 Rule 144 Information.

        With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any Registration Statement covering securities of Celsion shall have become effective, Celsion agrees to use reasonable best efforts to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) file with the SEC in a timely manner all reports and other documents required of Celsion under the Exchange Act; and

        (c) furnish to BSC forthwith upon request a written statement by Celsion as to its compliance with the reporting requirements of such Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of Celsion, and such other reports and documents so filed by Celsion as BSC may reasonably request in availing itself of any rule or regulation of the SEC allowing BSC to sell any Registrable Securities without registration.

        SECTION 10.09 Indemnification and Contribution.

        (a) Celsion shall indemnify and hold harmless BSC, each of its directors and officers, each Person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls BSC or a participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse BSC, BSC's directors and officers, such participating or controlling Person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Celsion shall not be liable to BSC, BSC's directors and officers, any participating or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by BSC, BSC's directors and officers, any participating or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of BSC, BSC's directors and officers, any participating or controlling Person, and shall survive the transfer of such securities by BSC.

        (b) BSC shall indemnify and hold harmless Celsion, each of its directors and officers, each Person, if any, who controls Celsion within the meaning of the Securities Act, and each agent and any underwriter for Celsion (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which Celsion or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of BSC expressly for use in connection with such registration; and BSC shall reimburse any legal or other expenses reasonably incurred by

Celsion or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of BSC hereunder shall be limited to the aggregate proceeds received by BSC in connection with any such registration under the Securities Act.

        (c) If the indemnification provided for in this Section 10.09 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by Celsion from the initial offering of the securities on the one hand and the aggregate proceeds received by BSC from the sale of securities on the other.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.09(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the other party who was not guilty of such fraudulent misrepresentation.

        (d) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by the indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the indemnified party shall not relieve the indemnifying party of any liability that it may have to the indemnifying party hereunder unless such failure is materially prejudicial to the indemnifying party. If notice of commencement of any such action is given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

        (e) The agreements contained in this Section 10.09 shall survive the transfer of the Registrable Securities by BSC and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of BSC, BSC's directors or officers or any participating or controlling Person.

        SECTION 10.10 Limitations on Registration of Other Securities.

        From and after the date of this Agreement, Celsion shall not, without the prior written consent of BSC, enter into any agreement with any holder or prospective holder of any securities of Celsion giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to BSC hereunder unless Celsion shall also give such rights to BSC hereunder.

                                   ARTICLE XI

                                 CONFIDENTIALITY

        SECTION 11.01 Confidentiality.

        During the term of this Agreement and for the period of five years thereafter, the Receiving Party shall maintain Confidential Information in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement. The Receiving Party hereby shall exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, or agents. Upon termination of this Agreement, Celsion and BSC hereby shall return to the other, upon demand, all Confidential Information in its possession or, upon demand, to destroy such Confidential Information and provide a certificate to the other of such destruction.

        SECTION 11.02 Release from Restrictions.

        The provisions of Section 11.01 shall not apply to any Confidential Information disclosed hereunder that:

        (a) is lawfully disclosed to the Receiving Party by an independent, unaffiliated Person rightfully in possession of the Confidential Information and under no confidentiality or fiduciary obligation not to make disclosure;

        (b) becomes published or generally known to the public through no fault or omission on the part of the Receiving Party;

        (c) is developed independently by the Receiving Party without access to the Confidential Information of the Disclosing Party;

        (d) is legally required to be disclosed to the FDA; or

        (e) a Receiving Party is legally compelled to disclose; provided, however, that the Receiving Party shall provide prompt written notice of such requirement to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy or waive compliance with Section 11.01; and provided further that in the event that such protective order or other remedy is not obtained or the Disclosing Party does not waive compliance with Section 11.01, the Receiving Party shall be permitted to furnish only that portion of such Confidential Information that is legally required to be provided and the Receiving Party shall exercise its reasonable best efforts to obtain assurances that confidential treatment shall be accorded such information.

        SECTION 11.03 Public Announcements and Publications.

        No press release related to this Agreement or the transactions contemplated herein, or any other announcement or communication relating to the subject matter of any Transaction Document shall be issued or made without the consent of the other party, except any public disclosure which Celsion or BSC in its good faith judgment believes is required by Law (in which case the party making the disclosure will use its commercially reasonable efforts to consult with the other party prior to making any such disclosure).


                                  ARTICLE XII

                              CONDITIONS TO CLOSING

        SECTION 12.01 Conditions to Obligations of Celsion.

        The obligations of Celsion to consummate a Subscription shall be subject to the fulfillment, at or prior to the relevant Closing, of each of the following conditions:

        (a) the representations and warranties of BSC contained in this Agreement (i) if subject to any limitations as to "materiality", shall be true and correct at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) if not subject to any limitations as to "materiality", shall be true and correct in all material respects at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

        (b) BSC shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the relevant Closing Date.

        SECTION 12.02 Conditions to Obligations of BSC.

        The obligations of BSC to consummate a Subscription shall be subject to the fulfillment, at or prior to the relevant Closing, of each of the following conditions:

        (a) the representations and warranties of Celsion contained in this Agreement (i) if subject to any limitations as to "materiality" or "Material Adverse Effect", shall be true and correct at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) if not subject to any limitations as to "materiality" or "Material Adverse Effect", shall be true and correct in all material respects at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

        (b) Celsion shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the relevant Closing Date;

        (c) no event or development or change shall have occurred which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

        (d) no Action shall have been commenced or threatened against either Celsion or BSC seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of BSC, is likely to render it impossible or unlawful to consummate such transactions. For the purposes of this Section 12.02(d) only, the term "Action" shall not include any lawsuit primarily alleging Intellectual Property infringement or misappropriation commenced by a third party against Celsion.

        SECTION 12.03 Conditions to Obligations of BSC for Initial Closing.

        In addition to Section 12.02, the obligations of BSC to consummate the Initial Subscription shall be subject to the fulfillment, at or prior to the Initial Closing, of each of the following conditions:

        (a) the Amendment to License Agreement, dated January 17, 2003, between Celsion and MMTC, INC. shall be in full force and effect; and

        (b) BSC shall have received from Venable, Baetjer and Howard, LLP a legal opinion, addressed to BSC and dated the Initial Closing Date, substantially in the form requested by BSC.

        SECTION 12.04 Conditions to Obligations of BSC for Second Closing.

        In addition to Section 12.02, the obligations of BSC to consummate the Second Subscription shall be subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions:

        (a) Celsion shall have received FDA pre-marketing approval for commercialization of BPH 800 for treatment of BPH prior to November 1, 2003;

        (b) Celsion shall have made sufficient progress, in the reasonable opinion of BSC, in manufacturing the Control Unit such that the Product is in a position to be launched within a commercially reasonable time period following the FDA Approval Date; and

        (c) Celsion shall have entered into an amendment to the Development and Supply Agreement, dated December 11, 2001, between Catheter Research, Inc. and Celsion, in form and substance satisfactory to BSC in its reasonable discretion.

                                  ARTICLE XIII

                                 INDEMNIFICATION

        SECTION 13.01 Survival of Representations and Warranties.

        The representations and warranties provided for in this Agreement shall survive the Second Closing and remain in full force and effect until the second anniversary of the Second Closing Date; provided, however, that the representations and warranties made pursuant to Sections 5.01, 5.02, 5.03, 5.04, 5.19, 6.01 and 6.05 shall survive indefinitely. If written notice of a claim has been given by the Indemnified Party to the Indemnifying Party prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

        SECTION 13.02 Indemnification by Celsion.

        Celsion shall indemnify, defend, save and hold harmless, BSC and each of its subsidiaries, shareholders, Affiliates, officers, directors, employees, counsel, agents and representatives and each of their heirs, executors, successors and assigns (collectively, the "BSC Indemnified Parties") against and in respect of any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

        (a) any breach or inaccuracy of any representation or warranty of Celsion contained in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" or "Material Adverse Effect" set forth therein); and

        (b) any breach by Celsion of any covenant or agreement contained in this Agreement.

        SECTION 13.03 Indemnification by BSC.

        BSC shall indemnify, defend, save and hold harmless, Celsion and each of its subsidiaries, shareholders, Affiliates, officers, directors, employees, counsel, agents and representatives and each of their heirs, executors, successors and assigns (collectively, the "Celsion Indemnified Parties") against and in respect of any and all Losses, arising out of or resulting from:

        (a) any breach or inaccuracy of any representation or warranty of BSC contained in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" set forth therein); and

        (b) any breach by BSC of any covenant or agreement contained in this Agreement.

        SECTION 13.04 Enforcing Indemnification Claims.

        Any Person entitled to indemnification under this Article XIII (the "Indemnified Party") shall give the indemnifying party (the "Indemnifying Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the Section of this Agreement in respect of which it elects to seek and recover indemnification. The obligations and liabilities of the Indemnifying Party under this Article XIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article XIII ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this
Article XIII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its reasonable discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, unless such settlement does not subject the Indemnified Party to any monetary liability and includes a complete, unconditional release of the Indemnified Party from all liabilities with respect to such claim or demand. Nothing contained herein shall be construed as to release the Indemnified Party from its obligations under any other provision contained in this Article XIII.

        SECTION 13.05 Adjustment to Subscription Amount.

        All amounts paid by Celsion or BSC, as the case may be, under this
Article XIII shall be treated as adjustments to the Subscription Amount for all Tax purposes unless otherwise required by Law.

                                  ARTICLE XIV

                              TERM AND TERMINATION

        SECTION 14.01 Termination.

        This Agreement may be terminated:

        (a) by mutual written consent of Celsion and BSC;

        (b) by Celsion or BSC, if the other party (i) files in any court pursuant to any Law in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such party or of its assets, (ii) proposes a written agreement of composition for extension of its debts, (iii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within 60 days after filing thereof, (iv) is party to any dissolution or liquidation, or (v) makes a general assignment for the benefit of its creditors;

        (c) by Celsion or BSC upon 60 days written notice to the other party in the event that the other party shall have materially breached any of its obligations, representations or warranties hereunder and shall not have cured such breach prior to the expiration of such 60-day period; or

        (d) by BSC, at any time if the Second Closing has not occurred by November 1, 2003 or, following the Second Closing Date, at any time prior to the Launch Date.

        SECTION 14.02 Effect of Termination.

        Termination of this Agreement shall not affect rights and obligations of either party that may have accrued prior to the effective date of termination or any obligation that by its nature or express terms survives termination. Without limiting the foregoing, the provisions of Articles X, XI, XIII and XV shall survive any expiration or termination of this Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

        SECTION 15.01 Expenses.

        Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        SECTION 15.02 Notices.

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.02):

        (a) if to Celsion:

                Celsion Corporation
                10220-I Old Columbia Road
                Columbia, Maryland 21046-1705
                Attention: President and Chief Executive Officer
                Facsimile No: (410) 290-5394

                with a copy to:

                Venable, Baetjer and Howard, LLP
                Two Hopkins Plaza, Suite 1800
                Baltimore, Maryland 21201
                Attention: Michael J. Baader, Esq.
                Facsimile: (410) 244-7742

        (b) if to BSC:

                Boston Scientific Corporation
                One Boston Scientific Place
                Natick, MA 01760-1537
                Attention: Lawrence C. Best
                Facsimile No: (508) 650-8956

                with a copy to:

                Boston Scientific Corporation
                One Boston Scientific Place
                Natick, MA 01760-1537
                Attention: General Counsel
                Facsimile No: (508) 650-8956

                with a copy to:

                Shearman & Sterling
                599 Lexington Avenue
                New York, NY 10022
                Attention: Peter D. Lyons, Esq.
                Facsimile No: (212) 848-7179

        SECTION 15.03 Headings.

        The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

        SECTION 15.04 Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

        SECTION 15.05 Entire Agreement.

        This Agreement, together with the other Transaction Documents and the Note, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

        SECTION 15.06 Further Action.

        Each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

        SECTION 15.07 Assignment.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigned. Neither party may assign this Agreement without the prior written consent of the other party, provided that BSC may assign its rights and obligations under this Agreement without the approval of Celsion to an Affiliate of BSC. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.

        SECTION 15.08 Amendment.

        This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Celsion and BSC or (b) by a waiver in accordance with Section 15.11.

        SECTION 15.09 Governing Law and Venue.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and further agree not to commence any such action, suit or proceeding except in any such court.

        SECTION 15.10 Counterparts.

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 15.11 Waiver.

        Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 15.12 No Third Party Beneficiaries.

        This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

        SECTION 15.13 Specific Performance.

        The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

        SECTION 15.14 Agreement.

        All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein.


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

        SECTION 15.15 WAIVER OF JURY TRIAL.

        EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.15.


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

        IN WITNESS WHEREOF, Celsion and BSC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                CELSION CORPORATION


                                By: /s/ Daniel S. Reale
                                    --------------------------------------
                                Name: Daniel S. Reale
                                Title: Executive Vice President


                                BOSTON SCIENTIFIC CORPORATION


                                By: /s/ Lawrence C. Best
                                    --------------------------------------
                                Name: Lawrence C. Best
                                Title: Chief Financial Officer

                                    EXHIBIT A

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

                                    EXHIBIT C

               CELSION'S CERTIFICATE OF INCORPORATION AND BY-LAWS

                                    EXHIBIT D

                            ASSET PURCHASE AGREEMENT